Exhibit 99.1

CIT Education Loan Trust 2005-1

Statements to Noteholders

November 30, 2005

(per Section 11.04)

Payments on each Series of Notes during the month ended:	November 30, 2005

	Principal	Interest	Carryover Interest
Series A-1	—	—	—
Series A-2	—	—	—
Series A-3	—	—	—
Series A-4	—	—	—
Series B-1	—	—	—

	—	—	—

Information on Each Series of Notes as of:	November 30, 2005

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series A-1	329,026,534.00	0.9832342	3.89000%	N/A
Series A-2	209,762,000.00	1.0000000	3.96000%	N/A
Series A-3	201,603,000.00	1.0000000	3.99000%	N/A
Series A-4	223,998,000.00	1.0000000	4.03000%	—
Series B-1	30,000,000.00	1.0000000	4.08000%	—

	994,389,534.00			—

CIT Education Loan Trust 2005-1

Statements to Noteholders

November 30, 2005

(per Section 11.04)

Value of the Trust Estate as of:	November 30, 2005

Principal Balance of Financed Student Loans	932,007,894.89
Accrued Interest on Financed Student Loans	11,661,295.48
Cash and Investment Balance	63,348,751.38
Accrued Interest on Cash and Investments	162,056.57

1,007,179,998.32

Accrued Interest and Fees with respect to the Notes	8,317,943.81

Pool Balance	932,007,894.89

Parity Percentage	100.45%

Senior Parity Percentage	103.57%

Rollforward of Indenture Funds during month ended:	November 30, 2005

	Distribution Account	Collection Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	18,911,285.95	21,424,475.00	0.34	4,822,986.75	4,167,000.00
Withdrawals	(987,798.25)	(12,413,603.20)	(0.34)	(112,827.34)	(11,622.58)
Deposits	12,566,571.20	13,576,109.23	—	13,452.24	11,622.58

Ending Balance	30,490,058.90	22,586,981.03	0.00	4,723,611.65	4,167,000.00

Amounts allocated during month ended:	November 30, 2005

Servicing fees	78,495.14
Administration fee	40,436.89
Auction agent fee	—
Broker dealer fee	—
Calculation agent fee	—
Trustee fee	35,712.32

154,644.35

Activity on Financed Student Loans during month ended:	November 30, 2005

Recoveries of Principal	9,769,961.49

Recoveries of Interest	2,941,518.73

Acquisitions of Financed Student Loans

Sales of Financed Student Loans	—

Initial federal reimbursement claims	172,681.00

Rejected federal reimbursement claims	—

CIT Education Loan Trust 2005-1

Statements to Noteholders

Portfolio Statistics

November 30, 2005

(per Section 11.04)

	Number of Borrowers	Outstanding Balance
		Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment - Current	26,130	657,537,674	70.55%	25,165
Repayment - Delinquent	2,439	65,449,470	7.02%	26,839
Forbearance	3,271	100,326,535	10.76%	30,667
Deferment	3,669	108,694,215	11.66%	29,625

Total Repayment	35,509	932,007,895	100.00%	26,247

Total Portfolio	35,509	932,007,895	100.00%	26,247

Breakdown of Delinquent:
11 - 30 days	859	21,832,726	2.34%	25,416
31 - 60 days	726	19,302,386	2.07%	26,577
61 - 90 days	271	7,383,846	0.79%	27,263
91 - 120 days	142	4,493,389	0.48%	31,720
121 - 150 days	116	3,217,294	0.35%	27,630
151 - 180 days	118	3,327,963	0.36%	28,270
181 - 210 days	106	3,007,694	0.32%	28,396
211 - 240 days	68	1,795,065	0.19%	26,336
241 - 270 days	30	1,037,884	0.11%	35,064
Over 270 days	0	0	0.00%	0
Claim Filed	3	51,222	0.01%	17,074

Total Delinquent	2,439	65,449,470	7.02%	26,839

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	35,509	932,007,895	100.00%	26,247

Total	35,509	932,007,895	100.00%	26,247